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                                                                    EXHIBIT 10.7

                  Carey Agri International Poland Sp. z.o.o.
                       ul. Lubelska 13, 03-802 Warszawa
                       Phone: 618-50-25  Fax: 618-02-38

                              Employment Contract

Concluded on September 15, 1998
Between
CAREY AGRI INTERNATIONAL POLAND SP. Z.O.O.
with its registered seat in Warsaw, ul. Lubelska 13 hereinafter referred to as the "EMPLOYER" and
MR. EVANGELOS EVANGELOU
resident in Warsaw, ul. Polnej Rozy 1 m 1409 hereinafter referred to as the "EMPLOYEE"

                                     & 1.

The Employer engages the Employees as Chief Operating Officer.


                                      &2.

The agreement herewith is signed for terminated period of time from September 15, 1998 through September 14, 1999 and can be dissolved by 3 months notice.


                                      &3.

The range of duties of the employed party is the following but not limited to:

1.  Any operational matter connected with Carey Agri International
2.  Participation in the board of Directors of Carey Agri International


                                      &4.

The employment will start on September 15, 1998.


                                      &5.

During to term of this contract, the Employee will be paid in accordance with the basis set out below:

1. Monthly remuneration amounts to the equivalent of 800 USD net paid in Polish zlotys.
2. In order to account the monthly remuneration, the average monthly NBP exchange rate
3.  The Employer will cover the Employee's housing expenses in the amount of
    1.350 PLN per month.


                                      &6.

The Employee will be entitled to use the company car in the class of Alfa Romeo plus mobile phone for business purposes.
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                                      &7.

The Employee is entitled to annual vacation leave according to the Labour Code regulations.


                                      &8.

All issues not regulated herein shall be determined in accordance with the Polish Labour Code.


                                      &9.

Any modification of this contract must be made in writing under penalty of nullity.


                                        Carey Agri International
                                        Poland Sp. z o.o.

                                        By: /s/ William V. Carey
                                            -----------------------
                                            Managing Director

                                        Employee
                                            /s/ Evangelos Evangelou
                                            -----------------------
                                            Evangelos Evangelou